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Sara Howell
Radiant Systems Public Relations
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Radiant Systems Expands Retail Industry Capabilities With The Acquisition of Synchronics, Inc.Radiant and Synchronics aim to jointly deliver unsurpassed value to the Retail industry ATLANTA (Dec. 12, 2005) - Radiant Systems, Inc. (NASDAQ:RADS) announced today that it has entered into a definitive purchase agreement to acquire Synchronics, Inc, a leading provider of business management and point-of-sale software for the retail market. John Heyman, CEO of Radiant Systems commented, "This acquisition extends our reach into the retail industry and is an important step in our long-term growth strategy. There are over one million retailers across the globe primarily comprised of local and regional operators. Successful operation of these businesses requires advanced technology that is easy to use and highly reliable. When we evaluated potential companies to serve as our retail platform, Synchronics stood out because of its alignment with our business strategy. Synchronics has a team of industry veterans who have developed an outstanding set of products that are distributed through a national network of dealer partners. Along with the Synchronics team, we will invest in the Retail Division to bring the best overall solution offering to the marketplace as we have done in the Hospitality, Convenience Retail and Entertainment industries."

Jeff Goldstein, Synchronics' President and Founder, will run the Radiant Retail Division which will be headquartered in Memphis, Tennessee. Synchronics has accumulated an installation base of more than 10,000 stores through the sales and service capabilities of more than 200 dealers focused on the retail market. Radiant will enhance the value to customers by marketing its hardware and additional software modules in combination with the Synchronics suite of software and services, including the popular CounterPoint product. Through this combination of products and services, the company will bring a tightly integrated, high value, easy to install, and easy to use service offering to the marketplace. The target market includes all retail specialty segments, from single site operators to chains of hundreds of stores, across segments such as apparel, sporting goods, lawn & garden, automotive, giftware, hardware, electronics, and many others.

Jeff Goldstein, President of Synchronics commented, "Synchronics has long prided itself on delivering quality software and service to its dealers and end users. By joining with Radiant, we will be able to deliver even more value and capabilities to our partners. Together we will provide retailers the very best tools to manage their businesses efficiently, effectively, and profitably. We are confident that Radiant will carry on the tradition of excellence Synchronics has built for 25 years. I am excited to be working with Radiant to create even more growth and opportunity for Synchronics' dealers, employees and end users."

Heyman added, "Retailers continue to search for technology solutions that allow them to serve their customers more effectively and operate their sites more efficiently. Importantly, they want these products to be easy to install and service and be highly reliable so they can focus on taking care of their customers. Radiant and Synchronics will work together to bring practical innovation to these retailers through a suite of integrated, yet open solutions that are easy to implement and own. Together, we will provide a superior solution to specialty retailers and the dealers who serve them."

Under the terms of the agreement, Radiant will acquire substantially all of Synchronics' assets for approximately $27.5 million. The purchase price consists of approximately $20 million in cash and $7.5 million in shares of restricted Radiant common stock. Radiant expects the acquisition to be accretive to 2006 earnings as adjusted to exclude amortization of intangible assets. The acquisition is subject to customary closing conditions and is expected to close early in the first quarter of 2006.

Radiant will hold a conference call to discuss the transaction on Tuesday, December 13 at approximately 8 a.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-280-8771 - reference ID# T606422R.

Company Information

Founded in 1985, Radiant Systems, Inc. provides innovative store technology for the hospitality, petroleum and convenience retail and entertainment industries. Radiant's point-of-sale, self-service kiosk, and back-office technology enables operators to drive top-line growth and improve bottom-line performance. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 50,000 sites worldwide.

Founded in 1980, Synchronics, Inc. (www.synchronics.com) is a software development, support, and distribution company in Memphis, Tennessee. With more than 25 years of experience, Synchronics has become a leader in point-of-sale and business software. Both CounterPoint Version 7 and CounterPoint SQL offer retailers a complete business management package.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations; including the ability to integrate the operations of acquired businesses; (ii) the company's growth strategy and operating strategy; (iii) the expectation that the acquisition will be accretive to 2006 adjusted earnings; (iv) the anticipated timing of the closing and the possibility that the required conditions to closing may not be met and therefore the acquisition may not close. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of customers for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.
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